Exhibit 10.117

                                 PROMISSORY NOTE



$1,000,000.00                                                     March 15, 1999

FOR VALUE RECEIVED, the undersigned, ECOSCIENCE CORPORATION, a Delaware corporation, having its principal place of business at 10 Alvin Court, East Brunswick, New Jersey 08816 (collectively, the "Maker"), hereby promises to pay to the order of COGENTRIX DELAWARE HOLDINGS, INC., a Delaware corporation, having its principal place of business at 1105 North Market Street, Suite 1108, Wilmington, DE 19801 (together with his successors and assigns, the "Holder), the principal sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), together with interest at eleven and a quarter percent (11.25%) per annum, in one installment payable on the 30th day of June, 1999.

     If (i) there should be a default in the payment of interest or principal due hereunder or (ii) the Maker or any other person liable hereon should make an assignment for the benefit of creditors or (iii) attachment or garnishment proceedings are commenced against the Maker or any other person liable hereon, or (iv) a receiver, trustee or liquidator is appointed over or execution levied upon any property of the Maker or (v) proceedings are instituted by or against the Maker or any other person liable hereon under any bankruptcy, insolvency, reorganization or other law relating to the relief of debtors, including without limitation the United States Bankruptcy Code, as amended, or (vii) the Maker makes any misrepresentation or breaches any warranties made to the Holder in connection with any loans extended by the Holder to the Maker, then, and in each such event, the Holder may, at its option, without notice or demand, declare the remaining unpaid principal balance of this Promissory Note and all accrued interest thereon immediately due and payable in full.

     Any amount hereunder which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until paid at the lesser of (a) the foregoing rate per annum plus four percentage points or (b) the maximum rate permitted by law, said interest to be compounded annually and computed on the basis of a 360-day year consisting of twelve 30 day months.

     All payments made hereunder shall be made in lawful currency of the United States of American to Wilmington Trust Company, Wilmington, Delaware, ABA Routing Number 031-100-092, Account of Cogentrix Delaware Holdings, Inc., Account Number 32561-4, Attn: Christopher Monigle, or at such other place as the Holder may designate in writing. All payments made hereunder, whether a scheduled payment, prepayment, or payments as a result of acceleration, shall be allocated first to accrued but unpaid interest, and then to payments of principal remaining outstanding hereunder.

     Maker agrees to pay all reasonable costs of collection, including attorneys' fees paid or incurred by the Holder in enforcing this Promissory Note on default or the rights and remedies herein provided.


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     This Promissory Note is made pursuant to the provisions of the Extension
Agreement (the "Extension Agreement") dated as of March 15, 1999, between the Maker and the Holder. This Promissory Note is secured by a Stock Pledge Agreement dated as of December 30, 1998, as amended, between the Maker and the Holder. This Promissory Note is subject to mandatory prepayment, in whole or in part, as provided in the Extension Agreement. The Maker may prepay this Promissory Note in whole or in part without premium or penalty.

     The Maker, for itself and for any guarantors, sureties, endorsers and/or any other person or persons now or hereafter liable hereon, if any, hereby waives demand of payment, presentment for payment, protest, notice of nonpayment or dishonor and any and all other notices and demands whatsoever, and any and all delays or lack of diligence in the collection hereof, and expressly consents and agrees to any and all extensions or postponements of the time of payment hereof from time to time at or after maturity and any other indulgence and waives all notice thereof.

     This Promissory Note shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina.

     IN WITNESS WHEREOF, the undersigned has duly caused this Promissory Note to be executed and delivered as of the date first written above.


                                           ECOSCIENCE CORPORATION


                                           By:_________________________________
                                              Name: J. Kevin Cobb
                                              Title: Senior Vice President